UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2008

GMX RESOURCES INC.
(Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Benham Place 9400 North Broadway, Suite 600 Oklahoma City, OK	73114
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 600-0711

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operations and Financial Condition.

On January 22, 2008, GMX Resources Inc. (the “Company”) issued a press release announcing its year end 2007 proved reserves estimate and present value of estimated future net revenues. A copy of the release is filed as an exhibit to this report.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The Company’s press release, filed as an exhibit to this report, also announced the promotion of Richard Hart, Jr., P.E. to Vice President of Operations effective February 1, 2008 to serve at the pleasure of the Board. Mr. Hart, age 51, has been employed by the Company since March 2003 and has been directly responsible for the establishment and operation of Diamond Blue Drilling Company (a wholly owned subsidiary which owns and operates three drilling rigs), and the cost control and execution of the Company’s drilling, completion and production activities. Prior to 2003, Mr. Hart was Vice President of Operations for Focus Energy. He has a Bachelor of Science in Petroleum Engineering from the University of Oklahoma.

ITEM 9.01.	Financial Statements and Exhibits.

The following Exhibits are filed as a part of this report:

99.1 Company press release dated January 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GMX RESOURCES INC.

By: /s/ Ken L. Kenworthy
Ken L. Kenworthy, Chief Financial Officer

Date: January 25, 2008

INDEX TO EXHIBITS

99.1 Company press release dated January 22, 2008.